CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Shareholders and Board of Directors
    of First Omaha Funds, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.


Omaha, Nebraska
July 21, 1997